Exhibit 4.13

EXECUTION VERSION

ACCESSION AGREEMENT

This ACCESSION AGREEMENT (this “Agreement”), dated as of June 7, 2013, is made by Lynx I Corp. (“Newco”), Virgin Media Secured Finance PLC (the “Company”) and The Bank of New York Mellon, acting through its London Branch, as the Trustee (“Trustee”), under the Indenture referred to below.

WHEREAS, Newco has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 22, 2013, providing for the issuance of an aggregate principal amount of $1,000,000,000 of 5 3/8% Senior Secured Notes due 2021 and £1,100,000,000 of 6% Senior Secured Notes due 2021 (the “Notes”).

WHEREAS, the Indenture provides that under certain circumstances the Company shall execute and deliver to the Trustee this Agreement pursuant to which the Company shall accede to the Indenture, as issuer, and assume all of the obligations of Newco under the Indenture and the Notes.

WHEREAS, the Indenture provides that upon the execution and delivery of this Agreement, Newco shall be released from its obligations under the Indenture and the Notes.

WHEREAS, pursuant to Section 4.26 of the Indenture, the Trustee is authorized to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Indenture.

2. AGREEMENT TO ACCEDE. The Company hereby agrees to accede to the Indenture, as issuer, on the terms and conditions set forth in this Agreement and the Indenture. In particular connection with such succession, the Company agrees (a) to be bound by all of the covenants, stipulations, promises and agreements set forth in the Indenture and (b) to perform in accordance with its terms all of the obligations which by the terms of the Indenture are required to be performed by Newco.

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity of sufficiency of this Agreement or for or in respect of the recitals contained herein, all of which recitals are made solely by Newco and the Company.

7. RATIFICATION OF GLOBAL NOTES AND THE INDENTURE; ACCESSION AGREEMENT PART OF GLOBAL NOTE AND THE INDENTURE. Except as expressly amended hereby, each Global Note and the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Global Notes and the Indenture for all purposes.

8. SUCCESSORS. All covenants and agreements in this Agreement by the parties hereto shall bind their successors.

(Signature page to follow)

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and attested, as of the date first above written.

LYNX I CORP.

By:	Authorized Signatory
Name:
Title:

(Signature Page to Accession Agreement under the Senior Secured Notes Indenture)

VIRGIN MEDIA SECURED FINANCE PLC as the Company

By:	Authorized Signatory
Name:
Title:

(Signature Page to Accession Agreement under the Senior Secured Notes Indenture)

THE BANK OF NEW YORK MELLON, ACTING THROUGH ITS LONDON BRANCH

By:	Authorized Signatory
Name:
Title:

(Signature Page to Accession Agreement under the Senior Secured Notes Indenture)